UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2010

TechniScan, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah		84106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 521-0444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2010, TechniScan, Inc., a Delaware corporation (the "Company"), entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with Biotex Pharma Investments LLC ("Biotex"), Danal International Trading Corp. ("Danal"), Michael J. Jandernoa ("Jandernoa"), Kenneth G. Hungerford II ("Hungerford") and Richard J. Stanley ("Stanley"). Biotex, Danal, Janderoa, Hunderford and Stanley are referred to a the "Investors." Pursuant to the Purchase Agreement, the Investors purchased senior secured convertible promissory notes in the form attached as Exhibit 10.3 to this Current Report on Form 8-K("Notes"), in a case of Biotech in the amount of $1,000,000; in the case of Danal in the amount of $100,000; in the case of Janderoa in the amount of $250,000; in the case of Hungerford in the amount of $250,000; and in the case of Stanley in the amount of $250,000 (collectively, the "Debt Offering").

The Notes bear interest at a rate of 10% per annum, unless the principal amount of a Note is converted into shares of common stock of the Company ("Shares") in accordance with its terms, in which case interest is payable on the principal at a rate of 12% per annum. The entire principal balance of the Notes and all accrued but unpaid interest is due and payable on September 30, 2010. At its option upon at least five business days prior notice to the Investors, the Company may prepay all of the outstanding principal and accrued interest on all of the Notes subject to a prepayment charge of 10% of the principal amount of the Notes. The Notes are convertible in whole or in part at any time at the option of the holder of the Note into that number of Shares equal to the principal amount of the Note and all accrued interest divided by $0.67, subject to customary adjustment set forth in the Notes. Additionally, in the event that the Company receives cash investments from one or more investors in one or more transactions for gross proceeds of not less than $5 million in exchange for the issuance of Shares or any other securities that are convertible into or exercisable for Shares ("Equity Raise") at any time between March 30, 2010 and September 30, 2010, the Notes are convertible into Shares at the same price and on the same terms as other investors in the Equity Raise.

As part of the purchase of the Notes, the Investors received common stock purchase warrants to purchase Shares in the form attached as Exhibit 10.4 to this Current Report on Form 8-K ("Warrants"), in a case of Biotech, Warrants to purchase 1,492,537 Shares; in the case of Danal, Warrants to purchase 149,253 Shares; in the case of Janderoa, Warrants to purchase 373,134 Shares; in the case of Hungerford, Warrants to purchase 373,134 Shares; and in the case of Stanley, Warrants to purchase 373,134 Shares. The exercise price per share is $0.67, subject to customary adjustments set forth in the Warrants. The Warrants will expire five years from the date of the grant.

The Company also entered into a Registration Rights Agreement with the Investors pursuant to which the Company agreed to file a "resale" registration statement covering all of the Shares issuable upon conversion of the Notes and exercise of the Warranst by May 14, 2010. Furthermore, in connection with the Purchase Agreement, the Company granted the Investors a security interest in all of the Company's personal property now owned or hereafter acquired pursuant to a Security Agreement and a Patent, Trademark and Copyright Agreement (collectively, the "Security Agreements"). Pursuant to the terms of the Security Agreements, Biotex acts as collateral agent for the other investors. Furthermore, Biotech and Danal have priority over the other Investors in connection with any and all claims the other Investors have against the Company pursuant to their Notes or indebtedness represented thereby.

The Purchase Agreement also provides for standard indemnification of the Investors and contains representations, warranties and certain covenants of the Company. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed by the parties in connection with the negotiation of the terms of the Purchase Agreement. The terms of the transaction were the result of arm’s length negotiations between Biotex and the Company, and neither Hungerford nor Stanley, both of whom are members of the Company's board of directors, were a part of any negotiations in connection with the Debt Offering on behalf of either the Company, Biotex or themselves. Hungerford and Stanley agreed to invest on the same terms as ultimately negotiated by Biotex and agreed to by the other members of the Company's board of directors. Prior to the completion of the transaction, neither the Company nor any of its affiliates or officers, directors or their associates had any material relationship with Biotex, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto. In addition, certain representations and warranties may be made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts. Prospective or current investors in the Company's securities should read the Purchase Agreement together with the other information concerning the Company that it publicly files in reports and statements with the United States Securities and Exchange Commission.

The foregoing description of the Debt Offering and the agreements relating thereto is qualified in its entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Security Agreement, and the Patent, Trademark and Copyright Agreement filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offering of the Note and the Warrant was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an "accredited investor" within the meaning of Rule 501 of Regulation D. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Note and Warrant Purchase Agreement dated March 30, 2010 by and among TechniScan, Inc. and the investors party thereto.

Exhibit 10.2 Registration Rights Agreement dated March 30, 2010 by and among TechniScan, Inc. and the stockholders party thereto.

Exhibit 10.3 Form of Senior Secured Convertible Promissory Note of TechinScan, Inc.

Exhibit 10.4 Form of Common Stock Purchase Warrant of TechniScan, Inc.

Exhibit 10.5 Security Agreement dated March 30, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments LLC as Collateral Agent for the holders of the Senior Secured Convertible Promissory Notes.

Exhibit 10.6 Patent, Trademrk and Copyright Security Agreement dated March 30, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments LLC as Collateral Agent for the holders of the Senior Secured Convertible Promissory Notes.

Exhibit 99.1 Press Release of TechniScan dated April 5, 2010 announcing the Debt Offering.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TechniScan undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

April 5, 2010	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement dated March 30, 2010 by and among TechniScan, Inc. and the investor party thereto.
10.2	Registration Rights Agreement dated March 30, 2010 by and among TechniScan, Inc. and the stockholders party thereto.
10.3	Form of Senior Secured Convertible Promissory Note of TechniScan, Inc.
10.4	Form of Common Stock Purchase Warrant of TechniScan, Inc.
10.5	Security Agreement dated March 30, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments LLC as Collateral Agent for the holders of the Senior Secured Convertible Promissory Notes.
10.6	Patent, Trademark and Copyright Security Agreement dated March 30, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments LLC as Collateral Agent for the holders of the Senior Secured Convertible Promissory Notes
99.1	Press Release of TechniScan, Inc. dated April 5, 2010 announcing the Debt Offering.